Exhibit 10.1

NOTE REPURCHASE AGREEMENT

This Note Repurchase Agreement (this “Agreement”) is made as of February 21, 2024 by and between ZeroFox Holdings, Inc., a Delaware corporation (“Buyer”) and L&F ACQUISITION HOLDINGS FUND, LLC (“Seller”). Buyer and Seller are collectively referred to herein as the “Parties” and each individually, a “Party.”

RECITALS

WHEREAS, on August 3, 2022 Buyer issued $150,000,000 aggregate principal amount of 7.00%/8.75% Convertible Senior Cash/PIK Toggle Notes due 2025, with CUSIP No. 98955GAA1 and ISIN No. US98955GAA13 (the “Notes”) under the Indenture, dated as of August 3, 2022 (the “Indenture”), between Buyer, as issuer (the “Issuer”) and Wilmington Trust, National Association, as trustee (the “Trustee”);

WHEREAS, Seller is the sole legal and beneficial owner of Notes in an aggregate principal amount of $8,440,479.75 (as such amount may be increased by the amount of any (i) additional Notes acquired by Seller after the date hereof, and (ii) PIK Notes issued to Seller as sole legal and beneficial owner after the date hereof and on or prior to the Closing Date pursuant to any PIK Election made under the Indenture, collectively, the “Seller’s Notes”);

WHEREAS, Buyer is party to that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Buyer, ZI Intermediate II, Inc. (“Parent”) and HI Optimus Merger Sub, Inc. (“Merger Sub”) (the “Merger Agreement”) pursuant to which Parent is expected to acquire Buyer through the merger of Merger Sub with and into the Buyer (the “Merger”), on the terms and subject to the conditions set forth therein, with the Buyer surviving the Merger.

WHEREAS, upon the Closing Date (as defined in the Merger Agreement, the “Acquisition Closing Date”) and substantially concurrently with the Merger, Seller wishes to sell to Buyer, and the Buyer wishes to purchase from the Seller, the Seller’s Notes, on the terms and subject to the conditions of this Agreement.

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

NOW THEREFORE, in consideration of the mutual covenants and agreements of the Parties contained herein, the Parties agree as follows:

1. Purchase and Sale of the Seller’s Notes.

(a) Agreement to Purchase and Sell; Purchase Price. Subject to the terms and conditions set forth herein, Seller hereby agrees to sell to the Buyer and Buyer hereby agrees to purchase from Seller, all of the Seller’s Notes at a purchase price equal to the entire aggregate principal amount of the Seller’s Notes plus accrued and unpaid interest, if any, thereon to, but excluding the Closing Date (as defined below) (the “Purchase Price”).

(b) Closing Date. Upon the Acquisition Closing Date, the purchase and sale of the Seller’s Notes pursuant to this Agreement (the “Closing”) shall occur on the Acquisition Closing Date substantially concurrently with the Merger (the “Closing Date”).

(c) Delivery of the Seller’s Notes. At the Closing, (i) Seller shall deliver, or take any actions as may be required to cause to be delivered any and all of the Seller’s Notes to the Trustee for cancellation (or as otherwise directed by the Buyer) in accordance with the terms of the Indenture and (ii) the Buyer shall deliver, or cause to be delivered, directly to Seller and not through the Depository Trust Company or other intermediary, by wire transfer, in accordance with the Seller’s wire instructions set forth on Schedule I, immediately available funds in an amount equal to the Purchase Price as consideration for delivery of such Seller’s Notes.

2. Representations, Warranties and Agreements of Seller. Seller hereby represents and warrants to, and agrees with, Buyer as of the date hereof and as of the Closing (as if such representations, warranties and agreements were made at Closing) as follows:

(a) Seller has duly executed and delivered this Agreement and has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement has received all requisite corporate, partnership or other organizational approvals, as the case may be, and no other action or proceeding on Seller’s part, is necessary to authorize the execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby.

(b) As of the date hereof, Seller has good and marketable title to, and is the sole legal and beneficial owner of, and on the Closing Date until delivery thereof to Buyer, subject to Section 4, Seller will continue to have good and marketable title to, and be the sole legal and beneficial owner of, the Seller’s Notes in the principal amount set forth above (including as such amount may be increased as set forth above), free and clear of all liabilities, claims, liens, options, proxies, charges, participations and encumbrances of any kind or character whatsoever, arising out of any act of Seller or otherwise.

(c) Seller is a “Qualified Institutional Buyer” as defined under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). Seller is a sophisticated, experienced and well-informed institutional investor and has knowledge and experience in financial and business matters as to be capable of evaluating the merits, risks and advisability of the transactions contemplated by this Agreement. Seller understands the merits and economic risks associated with the sale of the Seller’s Notes under this Agreement and is entering into this Agreement with a full understanding of the terms under this Agreement and such merits and economics risk.

3. Representations, Warranties and Agreements of Buyer. Buyer hereby represents and warrants to, and agrees with, Seller as of the date hereof and as of the Closing (as if such representations, warranties and agreements were made at Closing) as follows:

(a) Buyer has duly executed and delivered this Agreement and has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement have received all requisite organizational approvals and no other action or proceeding on Buyer’s part, or any other party, are necessary to authorize this Agreement and the transactions contemplated hereby.

(b) None of the execution, delivery and performance by the Buyer of this Agreement, or the consummation by the Buyer (or its affiliates, as applicable) of the transactions contemplated hereby or compliance by the Buyer (or any affiliates) with or fulfillment by the Buyer (or its affiliates) of the terms, conditions and provisions hereof will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any encumbrance upon any assets of the Buyer under, (A) the certificate of incorporation, bylaws or other organizational documents of the Buyer, or (B) any material indenture, note, mortgage, lease, guaranty or material agreement, or any judgment, order, award or decree, to which the Buyer or any of its affiliates is a party.

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(c) None of the Buyer nor any of its affiliates is a party to any action, suit or proceeding pending or, to the knowledge of the Buyer, threatened which, if adversely determined, would reasonably be expected to restrict the ability of the Buyer to consummate promptly the transactions contemplated by this Agreement. There is no order to which the Buyer or any of its affiliates is subject which would reasonably be expected to restrict the ability of the Buyer to consummate promptly the transactions contemplated by this Agreement.

(d) The Buyer will have as of the Closing Date, on hand (or access through committed credit facilities to) adequate funds to perform all of its obligations under this Agreement (including, but not limited to, payment of the Purchase Price and all fees and expenses required to be paid by Buyer in connection with the transactions contemplated by this Agreement), and there is no restriction or condition on the use of such funds for such purposes or fact or circumstance that, individually or in the aggregate with all other facts and circumstances, could reasonably be expected to prevent or delay the availability of such funds at the Closing. The Buyer is solvent as of the date of this Agreement and will, immediately after giving effect to all of the transactions contemplated by this Agreement, including payment of the Purchase Price and all other amounts required to be paid, borrowed or refinanced in connection with the consummation of the transactions contemplated by this Agreement and all related fees and expenses, be solvent at and after the Closing Date

4. Lock-Up. Seller agrees that, from the date hereof until the Termination Date (as defined below), it shall not, without the prior written consent of both Parent and the Buyer, offer, sell, pledge, contract to sell, grant any option to acquire, lend or otherwise dispose of or encumber any of the Seller’s Notes, or agree to or authorize any of the foregoing, except as contemplated by this agreement; provided, that Seller may transfer some or all of Seller’s Notes to any third party that has executed a joinder to this Agreement with respect to the Notes so transferred, in the form attached hereto as Exhibit A, agreeing to be bound by the terms hereof with respect to such transferred Notes (it being understood that the Seller shall be released from this Agreement solely with respect to any such Notes transferred to a third party who has tendered a joinder agreement with respect to such Notes to the Buyer).

5. Further Assurances. After the date hereof, each Party agrees to proceed diligently and in good faith to take, or cause to be taken, all commercially reasonable actions necessary, proper or advisable or as may be reasonably requested by another Party hereto from time to time in order to fully effect and accomplish the transactions contemplated in this Agreement and the intent of this Agreement.

6. Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of New York.

7. No Waiver/Remaining Notes. A Party’s failure or delay in exercising any rights hereunder does not operate as a waiver thereof, nor does a Party’s partial exercise preclude any other or further exercise of any such rights.

8. Assignment. This Agreement is binding upon each of the Parties and their respective, successors and assigns; provided, that, subject to Section 4, no Party may assign any of its rights or obligations hereunder to any third party without the prior written consent of Buyer, in the case of an assignment by Seller, and Seller, with respect to an assignment by Buyer; provided, however, that Buyer may assign any of its rights or obligations hereunder to Parent or any other person that, directly or indirectly, controls, or is controlled by, or is under common control with Parent. Except as otherwise set forth in the preceding sentence, any attempted assignment by a Party without such consent is null and void.

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9. Counterparts. This Agreement may be executed in multiple counterparts (and by .pdf or other electronic method), each of which taken together constitutes one agreement. This Agreement is effective when it has been executed and delivered by all Parties.

10. No Third Party Beneficiaries. No provision of this Agreement is intended or shall be construed to confer upon or give any person or entity, other than the Parties hereto and their respective assigns, any rights or remedies under this Agreement.

11. Amendment. No modifications or amendments to this Agreement are binding on any Party unless and until such modifications or amendments are executed in writing by an authorized representative of such Party.

12. Venue; No Jury Trial. Each Party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party hereby waives any objection which it may now or hereafter have to the laying of venue of any such proceeding in such courts. Each Party hereby waives any right to trial by jury in any proceeding arising out of or relating to this Agreement.

13. Survival of Representations and Warranties. All representations and warranties under this Agreement made by each Party shall survive, and not be waived by, the performance or termination of this Agreement.

14. Entire Agreement. This Agreement supersedes all prior negotiations, understandings and agreements among the Parties relating to the subject matter hereof and constitutes the entire understanding and agreement among the Parties with respect to the same.

15. Termination. Notwithstanding any other provision hereof to the contrary, if the Closing has not occurred by the Termination Date (as defined in the Merger Agreement, the “Termination Date”), then this Agreement shall terminate and be of no further force and effect.

16. Conditions to Closing. The obligations of the Seller to deliver the Seller’s Notes, and of the Buyer to deliver the Purchase Price, at Closing are subject to the following conditions precedent: (i) the Merger shall have occurred in accordance with the terms and conditions of the Merger Agreement, (ii) the representations and warranties of the Seller on the one hand, and of the Buyer on the other, contained in Sections 2 and 3, respectively, shall be true and correct as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing and (iii) the Seller on the one hand, and the Buyer on the other, shall have performed and complied with all the agreements on their part to be performed or satisfied pursuant to this Agreement at or prior to the Closing Date, in each case, in all material respects.

17. Expenses. All costs and expenses incident to the negotiation, preparation, execution and performance of this Agreement shall be paid by the Party incurring or required to incur such costs and expenses.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

BUYER:

ZEROFOX HOLDINGS, INC.

By:	/s/ James C. Foster
Name:	James C. Foster
Title:	Chief Executive Officer

SELLER:

L&F ACQUISITION HOLDINGS FUND, LLC

By:	/s/ Scott Zemnick
Name:	Scott Zemnick
Title:	Authorized Signatory

[Signature Page to Note Repurchase Agreement]

SCHEDULE I

WIRE TRANSFER INSTRUCTIONS

L&F ACQUISITION HOLDINGS FUND, LLC

Bank Name:   [*****]

Bank Address:   [*****]

Bank ABA:     [*****]

Account Name:   [*****]

Account Number:  [*****]

Reference     [*****]

Exhibit A

Form of Joinder Agreement

ZeroFox Holdings, Inc.

[Address]

The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Note Repurchase Agreement, dated as of [•], 2024 (as amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”), by and among the Buyer and the Sellers party thereto and joins thereto with respect to the Notes set forth on the signature page hereto purchased from [Prior Seller] (the “Purchased Notes”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

1. Agreement to be Bound. The Joinder Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached hereto as Annex I (as the same has been or may hereafter be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the provisions thereof). The Joinder Party shall hereafter be deemed to be a “Seller” and a “Party” for all purposes under the Agreement and with respect to the Purchased Notes held such Joinder Party.

2. Representations and Warranties. The Joinder Party hereby makes the representations and warranties of the Seller set forth in the Agreement to each other Party.

3. Notice. The Joinder Party shall deliver an executed copy of this joinder agreement (the “Joinder”) to the Buyer at the address below:

[To come]

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Date Executed:

___________________________________

Name:

Title:

Address:

E-mail address(es):

Aggregate Principal Amount of Notes